Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera, Inc.

Matthew Scalo

VP, Investor Relations and Corporate Development

415-657-5500

mscalo@cutera.com

Cutera Updates Full Year 2018 Revenue Guidance

truSculpt® iD Sets Company Record for New System Launch

Earnings Call Scheduled for November 6

[BRISBANE, Calif., October 4, 2018] -- Cutera, Inc. (CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today pre-announced that the Company expects its revenues in the third quarter of 2018 to be approximately $40 million, or mid-single digit percentage growth over the third quarter of 2017. Based on this, the Company is revising full year 2018 revenue guidance to $165 million to $170 million, from $178 million to $181 million.

“A few key factors that negatively impacted our third quarter results are expected to continue into fourth quarter. Given this, we are reducing our 2018 revenue guidance,” commented James Reinstein, President and CEO of Cutera, Inc. “Among the factors are headwinds faced by Juliet, our distributed women’s health system. We believe there was a clear impact on the overall market following the recent FDA communication to multiple manufacturers. While Cutera did not receive a notification from the agency, we believe our third quarter Juliet sales were negatively affected. Additionally, our hiring goals for US-based capital equipment sales personnel remain unmet. The result is an overburdened sales team, which we also believe will impact the fourth quarter as we hire and train new sales personnel. The newly revised 2018 revenue guidance incorporates these challenges with plans to remediate the latter in preparation for 2019.” Reinstein continued, “While the Q3 result did not meet our expectations, it should not overshadow an exceptional launch of our next generation body sculpting offering, truSculpt® iD, which delivered a record number of systems in the quarter. We continue to be excited about our prospects in the fast-growing body sculpting segment.”

Analyst Event Scheduled for October 9, 2018

The Company confirms it will host an analyst event as scheduled on October 9 at the Company’s headquarters in Brisbane, California. The event will begin at 4:00 p.m. Eastern Time and will be webcast. Additional details regarding the webcast will be posted on the investor relations section of the Company website before the event.

Third Quarter 2018 Earnings Release Scheduled for November 6, 2018

The Company plans to report results for the third quarter ended September 30, 2018 after market close on November 6, 2018. The Company will host a conference call to discuss these results with additional comments and details on that date, at 4:30 p.m. Eastern Time. Additional details regarding the webcast and conference call dial-in information will follow.

For more information about Cutera and its products, visit www.Cutera.com.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent management’s expectations or beliefs concerning future events. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “will,” “believe,” “expects,” “could,” “should,” “anticipate,” and other similar expressions. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. The estimated financial data presented in this press release is preliminary and subject to change as a result of events occurring after the date hereof and as a result of the completion of the Company’s normal controls and procedures related to its quarter-end financial statement closing process. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.